                                                                   EXHIBIT 10.45

                                                          DRAFT:  MARCH 29, 2001
--------------------------------------------------------------------------------



                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                            DALEEN TECHNOLOGIES, INC.

                                       AND

                       THE ESCROW PURCHASERS NAMED HEREIN

                           DATED AS OF MARCH 30, 2001



--------------------------------------------------------------------------------

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT, dated as of March 30, 2001 (this "AGREEMENT"), between DALEEN TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), and the purchasers identified in Exhibit A to this Agreement (each individually an "ESCROW PURCHASER," and collectively the "ESCROW PURCHASERS").

                                    RECITALS

         A. Upon and subject to the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Escrow Purchasers, and the Escrow Purchasers desire to purchase from the Company (i) an aggregate of 247,882 shares, par value $.01 per share, of Series F Convertible Preferred Stock of the Company (the "SERIES F PREFERRED"), and (ii) warrants (collectively, the "ESCROW WARRANTS") to purchase, subject to the terms and conditions thereof, an aggregate of 99,153 shares of Series F Preferred at an exercise price of $166.41 per share, containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit B.

         B. Each share of Series F Preferred is convertible into shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK").

         C. The Company and the Escrow Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

         E. Pursuant to the MarketPlace Rules of the Nasdaq National Market (the "NNM"), and the Delaware General Corporation Law, the Company is required to obtain common stockholder approval for the issuance and sale of Series F Preferred and Escrow Warrants and the other transactions contemplated by the Transaction Documents (as hereinafter defined) (i) to the extent such shares of Series F Preferred and Warrant Shares (as defined herein) are convertible into a number of shares of Common Stock equal to 20% or more of the outstanding shares of Common Stock on the date hereof, (ii) to certain affiliates of the Company and (iii) to the extent that the issuance and sale of the Series F Preferred and Escrow Warrants constitute a change of control under the MarketPlace Rules. Additionally, the Company will be required to obtain stockholder approval of an amendment to the Company's Certificate of Incorporation (i) to the authorize, create and designate the Series F Preferred and (ii) to increase the total number of authorized shares of capital stock to 221,877,236 and to increase to 200,000,000 the total number of shares of Common Stock authorized to be issued in order to have a sufficient number of shares of authorized Common Stock for issuance upon conversion of all of the Series F Preferred (such amendments to the Certificate of Incorporation are referred to as the "CERTIFICATE OF AMENDMENT", and the stockholder approval of the Certificate of Amendment together with the stockholder approval required by the MarketPlace Rules of The Nasdaq National Market, hereinafter are referred to collectively as the "REQUISITE STOCKHOLDER APPROVAL"). As a result, contemporaneously with the execution and delivery of this Agreement, the Company, the Escrow Purchasers and SunTrust Bank, a Georgia banking corporation, as escrow agent (the "ESCROW AGENT"), are executing an Escrow Agreement substantially in the form attached hereto as Exhibit D (the "ESCROW AGREEMENT") pursuant to which the Purchase Price (as hereinafter defined) payable by the Escrow Purchasers for the Escrow Shares (as hereinafter defined) and Escrow Warrants shall be placed in escrow pending the Company's receipt of the Requisite Stockholder Approval.

         IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS

         1.1      Purchase and Sale

                  (a) Purchase and Sale Pursuant to Escrow. Subject to the terms and conditions of this Agreement, at the Escrow Closing the Company shall issue and sell to the Escrow Purchasers and the Escrow Purchasers shall purchase from the Company, such number of shares of Series F Preferred and the Escrow Warrants to purchase the aggregate number of shares of Series F Preferred in the respective amounts set forth opposite each Escrow Purchaser's name on Exhibit A hereto and identified therein as "ESCROW SHARES" and "WARRANT SHARES", respectively, for the purchase price set forth opposite such Escrow Purchaser's name on Exhibit A (the shares of Series F Preferred and Escrow Warrants set forth opposite the Escrow Purchasers' names on Exhibit A and identified as Escrow Shares and Warrant Shares are referred to as the "ESCROW SHARES" and the "WARRANT SHARES", respectively). Notwithstanding the foregoing, if the Company does not obtain the Requisite Stockholder Approval on or before July 30, 2001, or such later date as the Company and the Escrow Purchasers shall agree in writing (the "APPROVAL DATE"), the Company's obligation to sell, and the Escrow Purchasers' obligations to purchase, the Escrow Shares and Escrow Warrants pursuant to this Section 1.1(a) shall be deemed null and void. The parties hereto expressly understand and agree that satisfaction of the Company's obligations under Section 1.3(b)(i)(A) and (B) and the receipt by the Company of the Requisite Stockholder Approval on or before the Approval Date, shall be the only condition to the release of the Escrow Funds (as defined below) to the Company and the issuance and sale of the Escrow Shares and Escrow Warrants to the Escrow Purchasers.

                  (b) Allocation of Purchase Price. The parties agree that the aggregate fair market value of the Escrow Warrants for purposes of IRC Treasury Regulations Section 1.1273-2(h) shall be $________. The Company and the Escrow Purchasers agree to use the fair market value as so determined for U.S. federal tax purposes with respect to the transactions contemplated by this Agreement (unless otherwise required by final determination by the Internal Revenue Service or a court of competent jurisdiction); provided, however, that the fair market value of the Escrow Warrants for purposes of financial reporting shall be in accordance with generally accepted accounting principles consistently applied ("GAAP").

         1.2 Authorization of Preferred Stock. The Company shall, upon receipt of the Requisite Stockholder Approval and prior to the Escrow Closing (as hereinafter defined), file with the Secretary of State of the State of Delaware the Certificate of Amendment containing amendment to the Certificate of Incorporation increasing the number of authorized shares of capital stock and the number of authorized shares of Common Stock and the rights, preferences, privileges, and limitations of the Series F Preferred, in the form attached hereto as Exhibit E (the "CERTIFICATE OF AMENDMENT").

         1.3      The Closing.

                  (a) Time and Place. The closing (the "INITIAL CLOSING") of the delivery to the Escrow Agent of the Escrow Shares and the Escrow Warrants to be issued and sold pursuant to Section 1.1(a) above shall take place at the offices of Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326 on March 30, 2001. The closing (the "ESCROW CLOSING") of the purchase and sale of the Escrow Shares and the Escrow Warrants issued and sold pursuant to Section 1.1(a) above shall take place at such offices of Morris, Manning & Martin, L.L.P. on the Business Day (as defined below) immediately following the date the Company receives the Requisite Stockholder Approval or such later date as the Company and the Escrow Purchasers shall agree in writing. The date of the Initial Closing is referred to in this Agreement as the "CLOSING DATE."

                  (b) Deliveries. (i) At the Initial Closing, subject to the terms and conditions of this Agreement,

                  (A) the Company shall deliver to each Escrow Purchaser the Escrow Agreement duly executed on behalf of the Company;

                  (B) the Company shall deposit with the Escrow Agent (1) undated certificates in the name of each Escrow Purchaser (collectively, the "CERTIFICATES") representing the number of Escrow Shares set forth opposite such Escrow Purchaser's name on Exhibit A hereto, (2) undated Escrow Warrants representing the right to purchase the number of Warrant Shares set forth opposite such Escrow Purchaser's name on Exhibit A hereto and (3) the irrevocable instructions set forth in Exhibit B of the Escrow Agreement (the "IRREVOCABLE INSTRUCTIONS") instructing SunTrust Bank, as transfer agent for the Series F Preferred (the

"TRANSFER AGENT"), to date and deliver final definitive Certificates and Escrow Warrants pursuant to the provisions of Section 4(a) of the Escrow Agreement. The Company and the Escrow Purchasers understand and agree that the Escrow Shares represented by the Certificates and the Escrow Warrants shall not be issued by the Company until the Escrow Closing;

                  (C)      Each Escrow Purchaser shall deliver to the Company
(1) the Registration Rights Agreement, duly executed on behalf of the Escrow Purchaser and (2) all documents, instruments, and writings required to have been delivered at or prior to the Initial Closing by the Escrow Purchasers pursuant to this Agreement;

                  (D)      Each Escrow Purchaser shall deliver to Escrow Agent
(1) funds in the respective amounts set forth opposite each such Escrow Purchaser's name under the column "AGGREGATE PURCHASE PRICE" on Exhibit A hereto, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Escrow Agent for such purpose on or prior to the Closing Date (the Aggregate Purchase Price deposited in the escrow by the Escrow Purchasers, plus all earnings thereon is referred to as the "ESCROW FUNDS" and the purchase price is referred to individually as the "PURCHASE PRICE") to be held pursuant to the Escrow Agreement, and (2) a completed and signed U.S. Internal Revenue Series Form W-9 (or substitute Form W-9 satisfactory to the Escrow Agent); and

                  (E) Each Escrow Purchaser shall deliver to the Company and the Escrow Agent the Escrow Agreement duly executed on behalf of the Escrow Purchaser.

                  (ii) At the Escrow Closing, subject to the terms and conditions of this Agreement and the Escrow Agreement,

                  (A) If the Company has delivered to the Escrow Agent the Notice of Disbursement (as defined in the Escrow Agreement) on or prior to the Expiration Date, the Escrow Agent shall deliver to the Transfer Agent the Irrevocable Instructions;

                  (B) Simultaneously with the wiring of the Escrow Funds to the Company pursuant to this Section 1.3(b), the Escrow Agent shall (i) immediately deliver to Transfer Agent (1) the Irrevocable Instructions, (2) Certificates in definitive form representing each Escrow Purchaser's Escrow Shares as indicated opposite such Escrow Purchaser's name on Exhibit A hereto, duly executed on behalf of the Company and registered in the name of such Escrow Purchaser, (3) each Escrow Purchaser's Escrow Warrants duly executed on behalf of the Company and registered in the name of such Escrow Purchaser and (4) the Placement Agent Warrant (as such term is defined herein);

                  (C) The Escrow Agent shall (i) deliver to the Company the Escrow Funds in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the date of the Escrow Closing and (ii) deliver to the Placement Agent (as such term is defined herein) such funds in accordance with Section 5.1 hereof and the Escrow Agreement; and

                  (D) The Company shall take all such action as is necessary to cause the Transfer Agent to issue the Escrow Shares and Escrow Warrants to the Escrow Purchasers in accordance with the Irrevocable Instructions, the Escrow Agreement and this Agreement.

         1.4      Expiration of Escrow.

                  Notwithstanding anything to the contrary contained herein and in the Escrow Agreement, if Escrow Agent shall not have received a Notice of Disbursement (as such term is defined in the Escrow Agreement) on or before August 1, 2001 (the "EXPIRATION DATE"), the Escrow Agent shall, within two (2) business days after the Expiration Date, without any further instruction or direction from the Company or the Escrow Purchasers, (x) return to each Escrow Purchaser, by wire transfer of immediately available funds to such Escrow Purchaser's Account set forth on Exhibit D of the Escrow Agreement, the Purchase Price deposited with the Escrow Agent by such Escrow Purchaser and such Escrow Purchaser's share of income, if any, earned on the Escrow Funds, each such share of income to be calculated on a pro rata basis and (y) return to the Company the Certificates and Escrow Warrants.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. Except to the extent set forth on the Company's Schedule of Exceptions attached hereto (the "SCHEDULE OF EXCEPTIONS"), the Company hereby makes the following representations and warranties to the Escrow Purchasers:

                  (a) Organization and Standing, Certificate of Incorporation and Bylaws. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries (as hereinafter defined) is a corporation, limited liability company, foreign corporation or a Nova Scotia unlimited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized. The Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and the Subsidiaries, taken as a whole. The Company has not elected to be a "S Corporation" as described in
Section 1361 of the Internal Revenue Code of 1986, as amended. The Company has furnished the Escrow Purchasers with complete and correct copies of its Certificate of Incorporation and Bylaws and, in each case, all amendments to the date of this Agreement.

                  (b) Corporate Power. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own the properties owned by it and to carry on its business as now conducted or contemplated. The Company has all requisite corporate power and authority to enter into this Agreement, the Escrow Warrants, the Registration Rights Agreement and the Escrow Agreement (collectively, the "TRANSACTION DOCUMENTS"). Upon receipt of the Requisite Stockholder Approval, the Company will have at the Escrow Closing all requisite corporate power to issue and sell the Escrow Shares and the Escrow Warrants, to issue the Warrant Shares upon exercise of the Escrow Warrants, to issue the Common Stock issuable upon conversion of (i) the Escrow Shares and, (ii) the Warrant Shares and to carry out and perform its obligations under the terms of this Agreement relating to the issuance and sale of the Escrow Shares and the Escrow Warrants.

                  (c) Subsidiaries. Other than as specified in Schedule 2.1(c) to the Schedule of Exceptions, the Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association, partnership, limited liability company or business entity. The companies identified as "Subsidiaries" on
Schedule 2.1(c) to the Schedule of Exceptions are referred to herein as the "SUBSIDIARIES". Schedule 2.1(c) to the Schedule of Exceptions contains a complete and correct description of the percentage ownership of each Subsidiary of the Company.

                  (d) Capitalization. The Company's authorized capital stock consists of (i) 70,000,000 shares of Common Stock, of which 21,787,049 shares are issued and outstanding, (ii) 21,877,236 shares of Preferred Stock, par value $.01 per share, of which 3,000,000 shares have been designated Series A Convertible Preferred Stock, none of which are issued and outstanding, 1,250,000 shares have been designated Series B Convertible Preferred Stock, none of which are issued and outstanding, 1,222,222 shares have been designated Series C Convertible Preferred Stock, none of which are issued and outstanding, 4,221,846 shares have been designated Series D Convertible Preferred Stock, none of which are issued and outstanding, 686,553 shares have been designated Series D-1 Convertible Preferred Stock, none of which are issued and outstanding, 1,496,615 shares have been designated Series E Convertible Preferred Stock, none of which are issued and outstanding, and 356,950 shares will, following receipt of the Requisite Stockholder Approval but prior to the Escrow Closing will be, designated as Series F Convertible Preferred Stock, all of which will have been reserved for issuance pursuant to this Agreement and the Escrow Warrants. All the aforesaid issued and outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws, except where such noncompliance would not have a material adverse effect on the Company. Except as set forth in Schedule 2.1(d) to the Schedule of Exceptions, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company or any of its Subsidiaries for the purchase or acquisition of any shares of its capital stock. The Company holds no shares of its capital stock in its treasury.

                  (e) Authorization. Except as set forth in Schedule 2.1(e) to the Schedule of Exceptions and except for receipt of the Requisite Stockholder Approval and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, all corporate action on the part of the Company, its directors and stockholders necessary for the due authorization, execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated therein. Upon receipt of the Requisite Stockholder Approval, all corporate action on the part of the Company, its directors and stockholders necessary for the due authorization, issuance and delivery to the Escrow Purchasers of the Escrow Shares, the Escrow Warrants, the Warrant Shares and the Common Stock issuable upon conversion of the Escrow Shares and the Warrant Shares underlying the Escrow Warrants will have been taken.

         The Transaction Documents, when executed and delivered by the Company, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally, and assuming the due authorization, execution and delivery of the Transaction Documents by each other party thereto. Assuming the accuracy of the representations and warranties of each of the Escrow Purchasers set forth in Section 2.2 hereto, the execution, delivery and performance by the Company of the Transaction Documents and compliance hereby and thereby and the issuance and sale of the Escrow Shares and the Escrow Warrants and the issuance of the Warrant Shares upon exercise of the Escrow Warrants and the issuance of the Common Stock issuable upon conversion of the Escrow Shares and the Warrant Shares, in each case in accordance with the terms hereof, will not result in any violation of or be in conflict with, or result in a breach of, or constitute a default or trigger any change of control provisions under, any term or provision of any state or Federal law, ordinance, rule or regulation to which the Company is subject, or the Company's Certificate of Incorporation or Bylaws, as amended and in effect on the date hereof, or any mortgage, indenture, agreement, instrument, judgment, decree, order or other similar restriction to which the Company or any of its Subsidiaries is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term, except for the Requisite Stockholder Approval, in each case, except as would not have a material adverse effect on the Company or its Subsidiaries, taken as a whole, or materially impair the ability of the Company to perform its obligations hereunder. No stockholder has any preemptive right or rights of first refusal by reason of the issuance of the Escrow Shares or Escrow Warrants. The Escrow Shares, when issued in compliance with the provisions of this Agreement, and the Warrant Shares, when issued upon exercise of the Escrow Warrants, will be validly issued, fully paid and nonassessable, and the Escrow Shares will be free of any liens or encumbrances. Subject to the receipt of the Requisite Stockholder Approval, the Warrant Shares and the Common Stock issuable upon conversion of the Escrow Shares and the Escrow Warrants (and the Warrant Shares upon the conversion of the Escrow Warrants) delivered at the Escrow Closing will have been duly authorized and validly reserved, will not be subject to any preemptive rights or rights of first refusal and, upon issuance in accordance with the terms of the Escrow Warrants and the Escrow Shares, as the case may be, will be validly issued, fully paid and nonassessable.

                  (f) Financial Information. The Company has furnished each Escrow Purchaser with (i) its unaudited consolidated balance sheet as of December 31, 2000, and consolidated statements of operations, consolidated statements of redeemable preferred stock and stockholders' equity (deficit), and consolidated statements of cash flows, in each case, for the twelve months ended December 31, 2000, and (ii) its audited consolidated balance sheet as of December 31, 1999, and its consolidated statements of operations, consolidated statements of redeemable preferred stock and stockholders' (deficit) equity, and consolidated statements of cash flows, in each case, for the twelve months ended December 31, 1999 (all of the financial statements identified in clauses (i) and (ii) are collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements present fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with generally accepted accounting principles as at the respective dates thereof.

                  (g) Outstanding Debt. Except as set forth in Schedule 2.1(g) to the Schedule of Exceptions, the Company and its Subsidiaries do not have any outstanding indebtedness for borrowed money except as reflected on the Financial Statements and are not guarantors or otherwise contingently liable for any such indebtedness. There exists no default under the provisions of any instrument evidencing any such indebtedness.

                  (h) Absence of Liabilities. The Company and its Subsidiaries do not have any liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due) which are not fully reflected or provided for on the Financial Statements, except as listed in
Schedule 2.1(h) to the Schedule of Exceptions and except for liabilities that are not material to the Company and to its Subsidiaries, taken as a whole.

                  (i)      Ordinary Course of Business. Except as set forth on
Schedule 2.1(i) to the Schedule of Exceptions and except for the transactions contemplated hereby, since the date of the Financial Statements, the Company has not (i) made any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company or its Subsidiaries; (ii) increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of increases in the ordinary course of business; (iii) made any loans or advances to any person in excess of ten thousand dollars ($10,000), other than ordinary advances for travel expenses; (iv) created or assumed any lien on a material asset of the Company;
(v) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; (vi) made a material change in the Company's accounting principles or practices or received notice from the Company's auditors respecting any material weakness in the Company's financial controls; (vii) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals; (vii) incurred any damage, destruction or loss of any of the properties or assets of the Company and its Subsidiaries (whether or not covered by insurance) materially adversely affecting the business or plans of the Company and its Subsidiaries, taken as a whole; (ix) suffered any labor trouble, or any event or condition of any character, materially adversely affecting the business or plans of the Company and its Subsidiaries, taken as a whole; or (x) suffered any material adverse change in the condition, assets, liabilities or business of the Company and its Subsidiaries, taken as a whole. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of the Company's material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including without limitation, absolute liabilities, secured liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations would be required to be disclosed on a modified cash-accrual basis. The Company has good and marketable title to all assets set forth on the balance sheets of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates.

                  (j) Taxes. Except as set forth in Schedule 2.1(j) to the Schedule of Exceptions, the Company and each of its Subsidiaries has duly filed within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the State of Delaware, and (except to the extent that the failure to file or pay, or to the extent such returns are not true and correct, would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filing is required by law; all such tax returns are true and correct in all material respects; and the Company and each of its Subsidiaries has paid all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due or in respect of such tax returns and reports (except to the extent that the failure to file or pay, or such returns are not true and correct would not have a material adverse effect on the condition or operations of the Company). The Company has withheld or collected from each payment made to each of its employees the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. The Company knows of (i) no other tax returns or reports which were previously required to be filed which have not been so filed (ii) no audits that have been or being currently audited on any of its returns as of the date hereof and (iii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor, except to the extent that the failure to file or pay would not have a material adverse effect, on the conditions or operations of the Company. The Company's federal income tax returns have not been audited by the Internal Revenue Service.

                  (k) Employee Benefits; ERISA. (i) With respect to each employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (an "EMPLOYEE BENEFIT PLAN") maintained by the Company or an "ERISA Affiliate" (as defined below): (A) such plan has been administered and operated in compliance with its terms and the applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"); (B) to the knowledge of the Company no event has occurred and there exists no circumstance under which the Company could reasonably be expected to incur liability under ERISA or the Code (other than for contributions or benefits paid or payable in the ordinary course of operation of such plan); (C) there are no actions, suits or claims pending or threatened with respect to any Employee Benefit Plan or against the assets or a fiduciary of any Employee Benefit Plan; (D) no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is not covered by an applicable exemption has occurred; (E) no "reportable event" (as defined in Section 4043 of ERISA) has occurred; (F) all contributions and premiums due have been paid on a timely basis; and (G) all contributions made under any Employee Benefit Plan intended to be tax deductible meet the requirements for deductibility under the Code, except, in the case of each of clauses (A) through (G), as would not have a material adverse effect on the Company. As used herein, the term "ERISA Affiliate" refers to any organization that is (x) a member of a "controlled group" of which the Company is a member or
(y) under "common control" with the Company within the meaning of Section 414(b) and (c) of the Code.

                           (ii)     Each Employee Benefit Plan maintained by the
Company or an ERISA Affiliate that is intended to qualify under Section 401(a) of the Code has received a favorable letter of determination from the Internal Revenue Service that it so qualifies and that its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred that will or could reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such Employee Benefit Plan or trust under Sections 401(a) or 501(a) of the Code.

                           (iii)    No Company or ERISA Affiliate benefit plan
is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, or a "multiple employer plan" within the meaning of Section 413 of the Code.

                           (iv)     Except as set forth in Schedule 2.1(k) to
the Schedule of Exceptions, neither the approval or execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (A) entitle any individual to severance pay or (B) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any individual.

                  (l) Contracts; Insurance. Except as set forth in Schedule 2.1(l) to the Schedule of Exceptions, the Company and its Subsidiaries do not have any currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) that was not entered into in the ordinary course of business and is material to the Company and its Subsidiaries, taken as a whole (within the meaning of Regulation S-K, Item 601, Section 10), including without limitation the following:

                           (i)      Employment, bonus or consulting agreements,
pension, profit sharing, deferred compensation, incentive compensation, perquisite, stock bonus, retirement, stock option, stock purchase, severance or termination pay plan, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company or its Subsidiaries and agreements among stockholders and the Company or its Subsidiaries or any Employee Benefit Plan;

                           (ii)     Loan or other agreements, notes, indentures,
or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company's or its Subsidiaries' property or any agreement or instrument evidencing any guaranty by the Company or its Subsidiaries of payment or performance by any other person;

                           (iii)    Agreements with dealers, sales
representatives, brokers or other distributors, advertisers or sales agencies;

                           (iv)     Agreements with any labor union or
collective bargaining organization or other labor agreements;

                           (v)      Any contract or series of contracts with the
same person for the
furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;

                           (vi)     Any indenture, agreement or other document
(including private placement brochures) relating to the sale or repurchase of shares;

                           (vii)    Any joint venture contract or arrangement or
other agreement involving a sharing of profits or expenses to which the Company or its Subsidiaries are a party;

                           (viii)   Agreements limiting the freedom of the
Company or its Subsidiaries to compete in any line of business or in any geographic area or with any person;

                           (ix)     Agreements providing for disposition of the
business, assets or shares of the Company or its Subsidiaries, agreements of merger or consolidation to which the Company or its Subsidiaries are a party or letters of intent with respect to the foregoing;

                           (x)      Licenses, agreements or arrangements
providing for the use of or limiting the use of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct the Company's and its Subsidiaries' businesses as now conducted (collectively, the "INTELLECTUAL PROPERTY");

                           (xi)     Letters of intent or agreements with respect
to the acquisition of the business, assets or shares of any other business; and

                           (xii)    Insurance policies, health insurance plans,
medical plans or any benefit plans.

         The Company and its Subsidiaries have complied with all said contracts, obligations, licenses, agreements, plans, arrangements, and commitments and are not in default thereunder, except where the failure to so comply would not have a material adverse effect on the Company and its Subsidiaries when taken as a whole.

         The Escrow Purchasers have been supplied with a true and correct copy of each of the written contracts and a true and correct description of the oral contracts which are referred to on Schedule 2.1(l) to the Schedule of Exceptions, together with all material amendments, waivers or other changes to all such documents.

         The Company has and will continue to maintain insurance for itself and its Subsidiaries which the Company believes is customary in its industry.

                  (m) 5% Stockholders, Directors and Officers; Indebtedness. Set forth in Schedule 2.1(m) to the Schedule of Exceptions is a correct and complete list or description of all indebtedness of the Company and its Subsidiaries to their respective officers, directors or 5% stockholders or any of their respective spouses or relatives, and of all indebtedness of such persons to the Company and its Subsidiaries and of all contractual arrangements between the Company and its Subsidiaries and any officer, director or 5% stockholder of the Company or any of their respective spouses or relatives.

                  (n) Litigation. Except as set forth in Schedule 2.1(n) to the Schedule of Exceptions, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim, or any basis therefor, whether or not purportedly on behalf of the Company and its Subsidiaries, to which the Company or its Subsidiaries is or, to the Company's knowledge, may be named as a party or its property is or may be subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole would have a material adverse effect on the condition, financial or otherwise, or operations of the Company and its Subsidiaries taken as a whole; and the Company has no knowledge of any unasserted claim, the assertion of which is reasonably likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which claim individually or collectively with other such unasserted claims if granted would have a material adverse effect on the condition, financial or otherwise, or operations of the Company and its Subsidiaries taken as a whole.

                  (o) Consents. All consents, approvals, qualifications, orders and authorizations of, and filings with, all governmental authority required in connection with the Company's valid execution, delivery or performance of the Transaction Documents, or the offer, issue or sale of the Escrow Shares or Escrow Warrants by the Company, the issuance of Warrant Shares upon exercise of the Escrow Warrants, the issuance of Common Stock upon conversion of the Escrow Shares or the Warrant Shares, or the consummation of any other transaction contemplated on the part of the Company hereby have been obtained or made, except (i) the Requisite Stockholder Approval, (ii) the filing of the Certificate of Amendment with the Secretary of State of Delaware, (iii) the filing with the SEC of the registration statement contemplated by the Registration Rights Agreement, (iv) the filing with the NNM the application for listing the Common Stock issuable upon conversion of the Series F Preferred, (v) the filing with the SEC a Form D and the filing of any notifications required in connection with any state securities laws, (vi) the filing of proxy materials in connection with the Requisite Stockholder Approval, and (vii) where the failure to obtain such consent will not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (p) Properties; Liens and Encumbrances. The Company and its Subsidiaries do not own any real property and they have valid and indefeasible ownership interest in all its other property and assets which each of the Company and its Subsidiaries purport to own, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except (i) as listed on Schedule 2.1(p) to the Schedule of Exceptions hereto; or (ii) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, and, in each case, except where the failure to have such an ownership interest would not have a material adverse effect on the condition of the Company and its Subsidiaries taken as a whole. The Company is not in violation of any law, regulation or ordinance (including laws, regulations or ordinances relating to building, zoning, environmental, city planning, land use or similar matters) relating to its property or assets which violation would have a material adverse effect on the business of the Company.

                  (q) Leases. Set forth on Schedule 2.1(q) to the Schedule of Exceptions is a correct and complete list (including the amount of rents called for and a description of the leased property) of all leases material to the Company and its Subsidiaries (within the meaning of Reg. S-K, Item 601,
Section 10), whether for real or personal property, under which the Company or its Subsidiaries is a lessee. The Company and its Subsidiaries are not in default under such leases in any material respect.

                  (r)      Business of the Company. Except as set forth on
Schedule 2.1(r) to the Schedule of Exceptions, there is no pending nor, to the Company's knowledge, any threatened claim or litigation, or to the Company's knowledge any basis therefor, against the Company and its Subsidiaries contesting each of the Company and its Subsidiaries right to develop, produce, manufacture, license, lease, sell or use any product, process, method, substance, part or other material presently developed, produced, manufactured, licensed, leased, sold or used or planned to be developed, produced, manufactured, licensed, leased, sold or used by the Company and its Subsidiaries in connection with the operations of the Company, except for claims if determined adversely to the Company and its Subsidiaries would not have a material adverse effect to the operations or conditions, financial or otherwise, of the Company and its Subsidiaries, taken as a whole; and the Company has no knowledge that (i) there exists, or there is pending or planned, any patent, invention, device, application or principle, or any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, or the operations of the Company and its Subsidiaries when taken as a whole; or (ii) there is any other factor (other than fire, flood, accident, act of war or civil commotion, or any other cause or event beyond the control of the Company and its Subsidiaries), in each case which would materially adversely affect the condition, financial or otherwise, or the operations of the Company and its Subsidiaries, taken as a whole. The Company has delivered to each Escrow Purchaser complete and correct copies of
(a) its annual report to stockholders for the fiscal year ended December 31, 1999 (the "ANNUAL REPORT") and (b) its annual report on Form 10-K (the "FORM 10-K") for such fiscal year and its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000, in each case as filed with the SEC. The Form 10-K complies in all material respects with Regulation S-K, Item 101.

                  (s) Intellectual Property, etc. (i) Each of the Company and its Subsidiaries has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company and neither the Company nor its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority. The Company and its Subsidiaries are the exclusive owner of all right, title and interest in and or has the valid and legal right to use all Intellectual Property and proprietary rights necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others, in each case, except as would not materially and adversely affect the operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries have received any notice that the conduct of its business infringes upon or conflicts with the asserted rights of others and has any knowledge that any person is infringing upon or in conflict with its asserted rights in any material respect.

                           (ii)     Each person employed by the Company and its
Subsidiaries who develops or has access to Intellectual Property and proprietary information of the Company and its Subsidiaries has executed and delivered to the Company a proprietary information and inventions agreement substantially in the form of Exhibit G hereto.

                  (t) Minute Books. The minute books of the Company provided to Escrow Purchasers' legal counsel contain minutes of all meetings of directors and stockholders since the date of the Company's initial public offering except for a meeting of the Board of Directors held on March 22, 2001, meeting of the Special Committee of the Board of Directors held on January 29, 2001, and a meeting of the Offering Committee of the Board of Directors held on March 28, 2001 with respect to which the Company has provided to the Escrow Purchasers information on actions taken, if any, and matters discussed.

                  (u) Offering. Subject to the accuracy of the representations and warranties of each Escrow Purchaser set forth in Section 2.2 hereto, the offer, issuance and sale of the Escrow Shares and Escrow Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from any registration or filing requirements of any applicable state securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would reasonably be expected to cause the loss of such exemption.

                  (v) Compliance with Other Instruments. The Company and its Subsidiaries are not in violation of any term of each of its respective Certificate of Incorporation or Bylaws, in each case, as in effect on the date hereof. The Company and its Subsidiaries are not (and, upon receipt by the Company of the Requisite Stockholder Approval, consummation of the transactions contemplated by the Transaction Documents will not cause the Company and its Subsidiaries to be) in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company and its Subsidiaries are subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company and its Subsidiaries when taken as a whole.

                  (w) Employees. To the Company's knowledge, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement or non-competition agreement. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim, or to its knowledge any basis therefor or threat thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company and its Subsidiaries do not have any collective bargaining agreement covering any of its employees. Except as set forth on Schedule 2.1(w) to the Schedule of Exceptions, each employee of the Company and its Subsidiaries is an "employee at will" and may be terminated by the Company without any contractual severance payment to such employee.

                  (x) Registration Rights. Except as provided for in this Agreement and as set forth in Schedule 2.1(x) of the Schedule of Exceptions, the Company is not under any obligation to register (under the Securities Act) any of its currently outstanding securities or any of its securities which may hereafter be issued and all corporate activities on the part of the Company have been taken with respect to the registration rights in the Transaction Documents and as set forth in Schedule 2.1(x) of the Schedule of Exceptions, so that the execution and performance of the Transaction Documents by the Company will not cause a conflict with, or result in a breach of, or constitute a default under an existing agreement or obligation of the Company with respect to registration rights as set forth herein.

                  (y) Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety except violations which would not materially adversely affect the operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  (z) Disclosure. The Transaction Documents and the Schedule of Exceptions as read together do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading. Furthermore, the information provided to the Escrow Purchasers, including Escrow Purchasers' representatives, if any, by the Company, including its officers and directors, in connection with such Escrow Purchaser's consideration of its investment in the Escrow Shares and Escrow Warrants was prepared by the Company in good faith and were true and accurate in all material respects as of the date of such information.

                  (aa) Obligations to Related Parties. Except as set forth in Schedule 2.1(aa) of the Schedule of Exceptions, There are no obligations of the Company to any of its officers, directors, stockholders, employees and consultants (including any members of their respective immediate families) other than for (i) the payment of salary for services already rendered; (ii) the reimbursement of reasonable expenses incurred on behalf of the Company and loans of cash to pay the Company's development and operating expenses which in no event exceed $100,000 in the aggregate; and (iii) for other standard employee benefits made available generally to all employees (including stock option agreements under any plan or arrangement to be approved by the Company's board of directors).

                  (bb) SEC Filings. Each of the Company's SEC Reports (as defined herein) (A) were prepared in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. "SEC Reports" as used herein is defined as each of the reports filed by the Company with the SEC pursuant to the Exchange Act since December 31, 1999.

                  (cc) Exchange Requirements. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NNM. The Company is in compliance in all material respects with all NNM listing requirements, and has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NNM, nor has the Company received any notification that the SEC, the National Association of Securities Dealers, Inc. (together with its regulatory subsidiary, NASD Regulation, Inc., the "NASD") or any other exchange is contemplating terminating such registration or listing nor, to the knowledge of the Company, have any proceedings been instituted, pending, contemplated or threatened by the SEC for such purposes, including, without limitation, any investigations, inquiries, or stop orders.

         2.2 Representations and Warranties of the Escrow Purchasers. Each Escrow Purchaser severally and not jointly, and only with respect to itself, makes the following representations and warranties to the Company:

                  (a) Organization; Authority. Such Escrow Purchaser is an individual or is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite corporate or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Escrow Purchaser of the Escrow Shares and the Escrow Warrants hereunder has been duly authorized by all necessary action on the part of such Escrow Purchaser. Each of the Transaction Documents to be executed by the Escrow Purchaser pursuant to the terms hereof or thereof has been duly executed and delivered by such Escrow Purchaser and constitutes the valid and legally binding obligation of such Escrow Purchaser, enforceable against such Escrow Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) Investment Intent. Such Escrow Purchaser is acquiring the Escrow Shares and Escrow Warrants, and upon conversion of the Escrow Shares and Warrant Shares or exercise of the Escrow Warrants, will acquire the Series F Preferred or Common Stock, as the case may be, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations contained in this Section 2.2(b), such Escrow Purchaser does not agree to hold any of the Series F Preferred, Warrant Shares or Common Stock for any minimum or other specific term and reserves the right to dispose of such securities at any time in accordance with or to the extent allowed by this Agreement, the Registration Rights Agreement and the Securities Act.

                  (c) Accredited Investor. At the time such Escrow Purchaser was offered the Series F Preferred and the Escrow Warrant, it was, and at the date hereof, it is, and at the Escrow Closing and each of its conversion dates as to the Series F Preferred or exercise dates as to the Escrow Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of Escrow Purchaser. Such Escrow Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) Ability of Escrow Purchaser to Bear Risk of Investment. Such Escrow Purchaser acknowledges that the Series F Preferred, Escrow Warrants, Warrant Shares, and Common Stock are speculative investments and may involve a high degree of risk and such Escrow Purchaser is able to bear the economic risk of an investment in the Escrow Shares and the Escrow Warrants, and, at the present time, is able to afford a complete loss of such investment.

                  (f) Access to Information. Such Escrow Purchaser acknowledges receipt of the Schedule of Exceptions and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Series F Preferred and the Escrow Warrants, and the merits and risks of investing in the Series F Preferred and the Escrow Warrants; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary or advisable to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Schedule of Exceptions.

                  (g)      Affiliate Status. Other than HarbourVest Partners VI
- Direct Fund L.P., SAIC Venture Capital Corporation and Paul Cataford, on the date prior to this Agreement, such Escrow Purchaser was not an Affiliate (as defined in Rule 144(a)(1) promulgated under the Securities Act) of the Company.

                  (h) Professional Advice. Such Escrow Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Escrow Shares and the Escrow Warrants.

                  (i) Transfer or Resale. Such Escrow Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Escrow Shares and the Escrow Warrants have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered under the Securities Act and applicable state securities laws, (B) such Escrow Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Escrow Shares and the Escrow Warrants to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) such Escrow Purchaser provides the Company with reasonable assurance that such Escrow Shares and the Escrow Warrants can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) ("RULE 144") or (D) transferred in accordance with Rule 144A under the Securities Act (or any successor rule thereto) ("RULE 144A") to a qualified institutional buyer (as such term is defined in Rule 144A(a)(1)); (ii) any sale of the Escrow Shares and the Escrow Warrants made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Escrow Shares and the Escrow Warrants under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Escrow Shares and the Escrow Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (j) Legends. Such Escrow Purchaser understands that the certificates or other instruments representing the Escrow Shares, the Escrow Warrants, the Warrant Shares, and, until such time that the Common Stock issuable upon conversion of the Escrow Shares and the Warrant Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Escrow Shares, the Escrow Warrants, the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO EITHER RULE 144A UNDER SAID ACT TO A QUALIFIED INSTITUTIONAL BUYER OR RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the Securities Act, or (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the Securities Act. Such Escrow Purchaser acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the Securities Act and upon compliance with the prospectus delivery requirements of the Securities Act, or (ii) advice of counsel that such sale is exempt from registration required by
Section 5 of the Securities Act; and

                  (k) Reliance. Such Escrow Purchaser understands and acknowledges that (i) the Escrow Shares and the Escrow Warrants are being, and upon conversion of the Series F Preferred and the Warrant Shares, the underlying Common Stock and upon exercise of the Escrow Warrants, the Warrant Shares will be, offered and sold to such Escrow Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and the Escrow Purchaser hereby consents to such reliance.

                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D under the Securities Act within the time specified in Regulation D and to provide a copy thereof to each Escrow Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Escrow Purchasers at the Escrow Closing pursuant to this Agreement under applicable state securities laws, and shall provide evidence of any such action so taken to the Escrow Purchasers on or prior to the Escrow Closing or, if later, the date by which such action must be taken. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable state securities laws following the Escrow Closing.

         3.2 Reporting Status. Until the earlier of (i) the date which is one year after the date on which the holders thereof may sell all of the Common Stock issuable upon conversion of the Escrow Shares and the Warrant Shares without restriction pursuant to Rule 144(k) under the Securities Act (or successor thereto) and (ii) the date on which (A) the holders thereof shall have sold all the Common Stock issuable upon conversion of the Escrow Shares and the Warrant Shares and (B) no shares of Series F Preferred Stock and no Escrow Warrants are outstanding

(the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

         3.3 Stockholder Information. The Company agrees to send to each Escrow Purchaser during the Reporting Period copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. During the Reporting Period, the Company shall include each Escrow Purchaser on the Company's distribution list for press releases and shall provide each Escrow Purchaser with any such press releases in the same manner and at the same time as others on such distribution list.

         3.4 Listing. Following the Escrow Closing, the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including NNM), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. During the Reporting Period, the Company shall use its reasonable best efforts to maintain the Common Stock's listing on either the NNM, a national exchange or other market or interdealer quotation system (including without limitation the Nasdaq SmallCap Market and the OTC Bulletin Board). The Company shall promptly provide the Escrow Purchasers copies of any notices it receives from the NNM regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange, provided that the Company shall not be required to provide such notices if the Company reasonably determines that such notices contain material non-public information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.4.

         3.5 Expenses. At the Initial Closing, the Company shall pay the fees of (i) O'Melveny & Myers LLP as counsel for certain of the Escrow Purchasers and the Placement Agent and (ii) Debevoise & Plimpton as counsel to certain of the Escrow Purchasers, solely with respect to fees related to the negotiation and execution of the Transaction Documents and the Initial Closing, provided that such counsel shall provide to the Company a full accounting of such expenses, including the submission of invoices or statements for such expenses.

         3.6 Trading Restrictions. Each Escrow Purchaser agrees that during the ten (10) trading days immediately preceding the Initial Closing Date, it shall not sell any shares of Common Stock including by way of any "short sales" of the Common Stock (as defined in Rule 3b-3 of the Exchange Act). Additionally, each Escrow Purchaser agrees that during the ten (10) trading days following each Earnings Release (as defined in the Certificate of Amendment), it shall not sell any shares of Common Stock including by way of any "short sales" of the Common Stock (as defined in Rule 3b-3 of the Exchange Act).

         3.7 Transfer Agent Instructions. The Company shall issue instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Escrow Purchaser or its nominee(s), for the Common Stock issuable upon conversion of the Escrow Shares or the exercise of the Escrow Warrants in such amounts as specified from time to time by each Escrow Purchaser to the Company upon such conversion or exercise as the case may be (the "TRANSFER AGENT INSTRUCTIONS"). Nothing in this Section 3.7 shall affect in any way each Escrow Purchaser's obligations under the Securities Act and agreements set forth in Section 2.2(i) herein to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities.

         3.8 Requisite Stockholder Approval and Waiver. (a) As soon as possible after the date hereof but in no event later than the Approval Date, the Company shall convene a meeting of stockholders for the purpose of obtaining the Requisite Stockholder Approval, including any and all approvals required by the applicable policies, rules or regulations of NNM, to approve the transactions contemplated hereby.

         (b) Each of the Escrow Purchasers hereby irrevocably agrees (i) to vote all of such Escrow Purchaser's shares of Common Stock, whether now owned or hereafter acquired, in favor of the transactions contemplated hereby in connection with the Requisite Stockholder Approval, including without limitation in favor of the issuance and sale to the Escrow Purchasers of the Escrow Shares and Escrow Warrants and the other transactions contemplated by the Transaction Documents, and in favor of an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of stock to 221,877,236 shares and the total number of authorized shares of Common Stock to 200,000,000 shares and in favor of an amendment to the Company's Certificate of Incorporation to authorize, designate and create the Series F Preferred, and
(ii) shall take no action whatsoever to agree to revoke or cause to revoke the letter agreements referred to in Section 4.1(h) herein, or take any action the result of which would be to prevent such Escrow Purchaser from effecting the agreement set forth in this Section 3.8(b). Additionally, each of the Escrow Purchasers agrees not to sell, transfer or otherwise dispose of, or transfer the voting rights with respect to its shares of the Company's Common Stock or on or prior to the Approval Date set forth in this Section 3.8(b).

         (c) The Company shall bear all expenses in connection with the holding of such meeting, including the costs and expenses of the preparation, filing and distribution of the proxy statement.

         3.9 Modification to and Filing Certificate of Amendment. Following the receipt of the Requisite Stockholder Approval but prior to the Escrow Closing, the Company shall have duly filed the Certificate of Amendment with the Secretary of State of the State of Delaware in accordance with the General Corporate Law of the State of Delaware. In the event that at any time after the date hereof but prior to the filing of the Certificate of Amendment, the Company takes any of the actions described in Sections 6(e)(ii), (iii) and (iv) of the Certificate of Amendment, then prior to the filing of the Certificate of Amendment, the Conversion Price set forth in Section 6(c) of the Certificate of Amendment shall be adjusted to the Conversion Price that would have been in effect had the Certificate of Amendment been filed with the Secretary of State of Delaware and effective immediately prior to the Company taking such actions. Notwithstanding any other provision of this Agreement, the provisions of this Section 3.9 may be waived by the Escrow Purchasers who have agreed herein to purchase a majority of the Escrow Shares (as reflected on Exhibit A hereto).

         3.10 Conduct of Business. Except as required by this Agreement or as is necessary to consummate the transactions contemplated hereby, the Company will not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Series F Preferred.

         3.11 Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles consistently applied.

         3.12 Inspection. The Company shall permit representatives of the Escrow Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company (such rights to visit, inspect, examine, make copies and discuss are collectively referred to as "INSPECTION RIGHTS"); provided, however, that no such inspection, examination or inquiry, the failure to conduct same, nor any knowledge of any Escrow Purchaser, including any knowledge obtained by such Escrow Purchaser in connection with any such inspection, investigation or inquiry, shall constitute a waiver of any rights Escrow Purchasers may have under any representation, warranty, covenant, term or agreement under any of the Transaction Documents. Notwithstanding the foregoing, the Company shall not be required to permit representatives of the Escrow Purchasers to exercise their Inspection Rights until such time as the Escrow Purchaser(s) exercising its rights, and its representatives, shall have executed a confidentiality and non-disclosure agreement in form and substance reasonably satisfactory to the Company and which permits the Company to provide to such Escrow Purchaser(s) or its representatives material non-public information without violation of Regulation FD promulgated by the SEC. During all periods when an Escrow Purchaser is in possession of material non-public information obtained pursuant to its Inspection Rights, the Escrow Purchaser agrees that it will not trade in the securities of the Company until such time as the Company has publicly disclosed such material non-public information in a manner contemplated by Regulation FD.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 Conditions Precedent to the Obligation of the Escrow Purchasers to Purchase the Series F Preferred Stock. The obligation of the Escrow Purchasers hereunder to acquire and pay for the Escrow Shares and Escrow Warrants is subject to the satisfaction or waiver by the Escrow Purchasers, at or before the Initial Closing, of each of the following conditions:

                  (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date (except that any representation and warranty that by its terms is expressly modified by "materiality," "in all material respects" or words of similar import shall be true in all respects as so modified), except for such representations and warranties as are made as of a specific date, which shall be true and correct as of such date. At the Initial Closing the Company shall deliver to the Escrow Purchasers a certificate dated the Initial Closing Date and executed by the President of the Company certifying the accuracy of the Company's representations and warranties;

                  (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any portion of the Escrow Shares or exercise of the Escrow Warrants;

                  (d) Legal Opinion. The Company shall have delivered to the Escrow Purchasers an opinion of legal counsel to the Company in substantially the form attached hereto as Exhibit F and dated as of the Closing Date;

                  (e) Adverse Changes. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which has or can reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole, which has not specifically been disclosed in the Schedule of Exceptions prior to the date of this Agreement shall have occurred, nor shall there have occurred a material adverse change in the financial condition or prospects of the Company, which is not disclosed in the Schedule of Exceptions;

                  (f) Required Approvals. The Company shall have delivered to the Escrow Purchasers the required consents as set forth in Schedule 2.1(e) of the Schedule of Exceptions.

                  (g) Closing Certificates. The Company shall deliver to the Escrow Purchasers a certificate, in form and substance satisfactory to the Escrow Purchasers, dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company, certifying (x) that the Company is in good standing with the Secretary of State of the State of Delaware, (y) that the Certificate of Incorporation and the bylaws, copies of which have been provided to the Escrow Purchasers, and the attached copies of the resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and have not been amended and are in full force and effect and (z) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

                  (h) Letter Agreements. The Escrow Purchasers shall have received letter agreements substantially in the form of Exhibit H hereto executed by each of the persons and entities listed on Exhibit I hereto.

                  (i) W-9 Forms. Each Escrow Purchaser shall have delivered to the Company and the Escrow Agent an executed Form W-9 completed with all requested information regarding the Escrow Purchaser.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Fees and Expenses. Subject to Section 3.5, and except as otherwise may be provided in the Registration Rights Agreement, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that Company shall pay to Robertson Stephens, Inc., as placement agent (the "PLACEMENT Agent"), on the Escrow Closing Date out of the Escrow Purchase Price such fees as due to the Placement agent pursuant to that certain engagement letter by and between the Company and the Placement agent dated November 20, 2000, including the issuance to the Placement Agent of a warrant (the "PLACEMENT AGENT Warrant") to purchase 9,915 shares of Series F Preferred in the form attached to this Agreement as Exhibit J. The shares of Series F Preferred issuable upon the exercise of the Placement Agent Warrant shall be included within the definition of Registrable Securities under the Registration Rights Agreement, and the Placement Agent shall be a party to the Registration Rights Agreement. The Escrow Purchasers shall be responsible for the Escrow Purchasers' own tax liability that may arise as a result of the investment contemplated by the Transaction Documents.

         5.2 Entire Agreement; Amendments. The Transaction Documents, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Eastern time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 5:00 p.m. (Eastern time) on any date and earlier than 11:59 p.m. (Eastern time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:              Daleen Technologies, Inc.
                                1750 Clint Moore Road
                                Boca Raton, Florida 33487
                                Facsimile No.: (561) 981-1134
                                Attn: Stephen M. Wagman, Chief Financial Officer

With copies to:                 Morris, Manning & Martin LLP
                                1600 Atlanta Financial Center
                                3343 Peachtree Road NE
                                Atlanta, Georgia 30326
                                Telephone No.: (404) 504-7613
                                Facsimile No.:  (404) 365-9532
                                Attn:  David M. Calhoun, Esq.

If to the Placement Agent:      Robertson Stephens, Inc.
                                555 California Street
                                San Francisco, California 94104
                                Facsimile No.: (415) 982-1448
                                Attn: Mr. Matthew Seedorf / James Anderson

With copies to:                 O'Melveny & Myers LLP
                                Embarcadero Center West
                                275 Battery Street, 26th Floor
                                San Francisco, California 94111
                                Facsimile No.: (415) 984-8701
                                Attn: Peter T. Healy, Esq.

If to an Escrow Purchaser, to it at the address and facsimile number set forth on Exhibit A, with copies to such Escrow Purchaser's representatives as set forth on Exhibit A, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.

         5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Escrow Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Escrow Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         5.8 Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

         5.9 Survival. The agreements and covenants contained in Article IV and this Article V shall survive the delivery and conversion of the Escrow Shares pursuant to this Agreement, and the representations and warranties of the Company and the Escrow Purchasers contained in Article II shall survive until a date that is three years after the Closing Date.

         5.10 Execution. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. The parties also expressly agree that this Agreement may be executed by original signatures delivered by facsimile.

         5.11 Publicity. The Company and the Escrow Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if (a) such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement or (b) such information is already publicly available. Notwithstanding the generality of the foregoing, the parties agree that the Company will issue a press release at or immediately after the Initial Closing, the contents of which, together with all documents required to be filed therewith, will be filed with the SEC as a current report of the Company on Form 8-K, the form of which will be agreed to by the parties at or before the issuance thereof.

         5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                              Company:

                              DALEEN TECHNOLOGIES, INC.




                              By: /s/ James Daleen
                                 -----------------------------------------------
                                 Name: James Daleen
                                 Title:  Chairman and Chief Executive Officer


                  [PURCHASER SIGNATURES TO BEGIN ON NEXT PAGE]

            [SIGNATURE PAGE TO DALEEN SECURITIES PURCHASE AGREEMENT]



                                 PURCHASERS:

                                 HARBOURVEST PARTNERS VI - DIRECT FUND L.P.

                                 By: HVP VI-DIRECT ASSOCIATES, L.L.C.
                                 Its General Partner

                                 By: HARBOURVEST PARTNERS, LLC
                                 Its General Partner

                                 By: /s/ Ofer Nemirovsky
                                    --------------------------------------------
                                    Ofer Nemirovsky, Managing Director


                       [SIGNATURES CONTINUED ON NEXT PAGE]

            [SIGNATURE PAGE TO DALEEN SECURITIES PURCHASE AGREEMENT]



                                 SAIC VENTURE CAPITAL CORPORATION


                                 By: /s/ Kevin A. Werner
                                    --------------------------------------------
                                 Name:    Kevin A. Werner
                                 Title:   President


                       [SIGNATURES CONTINUED ON NEXT PAGE]

            [SIGNATURE PAGE TO DALEEN SECURITIES PURCHASE AGREEMENT]



                                 ROYAL WULFF VENTURES, LLC


                                 By: /s/ Robert E. Cook
                                    --------------------------------------------
                                 Name:    Robert E. Cook
                                 Title:   Managing Member


                       [SIGNATURES CONTINUED ON NEXT PAGE]

            [SIGNATURE PAGE TO DALEEN SECURITIES PURCHASE AGREEMENT]



                                 ST. PAUL VENTURE CAPITAL VI, LLC

                                 By: SPVC MANAGEMENT VI, LLC
                                 Its:  Managing Member


                                 By: /s/ Patrick A. Hopf
                                    --------------------------------------------
                                 Name:    Patrick A. Hopf
                                 Title:   Senior Managing Director


                       [SIGNATURES CONTINUED ON NEXT PAGE]

            [SIGNATURE PAGE TO DALEEN SECURITIES PURCHASE AGREEMENT]



                                 ABS VENTURES IV, L.P.

                                 By: CALVERT CAPITAL,  LLC
                                 Its:  General Partner


                                 By: /s/ Bruns Grayson
                                    --------------------------------------------
                                    Bruns Grayson, its manager

                                 ABX FUND, L.P.

                                 By: CALVERT CAPITAL II, LLC
                                 Its:  General Partner


                                 By: /s/ Bruns Grayson
                                    --------------------------------------------
                                       Bruns Grayson, its manager


                       [SIGNATURES CONTINUED ON NEXT PAGE]

            [SIGNATURE PAGE TO DALEEN SECURITIES PURCHASE AGREEMENT]



                                 HALIFAX FUND, L.P.


                                 By: /s/ Jeffrey Devers
                                    --------------------------------------------
                                 Name:    Jeffrey Devers
                                 Title:   Managing Director


                       [SIGNATURES CONTINUED ON NEXT PAGE]

            [SIGNATURE PAGE TO DALEEN SECURITIES PURCHASE AGREEMENT]



                                 BAYSTAR CAPITAL


                                 By: /s/ Brian Davidson
                                    --------------------------------------------
                                 Name:    Brian Davidson
                                 Title:



                                 BAYSTAR INTERNATIONAL LTD.


                                 By: /s/ Brian Davidson
                                    --------------------------------------------
                                 Name:    Brian Davidson
                                 Title:


                       [SIGNATURES CONTINUED ON NEXT PAGE]

            [SIGNATURE PAGE TO DALEEN SECURITIES PURCHASE AGREEMENT]



                                 SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.


                                 By: /s/ David Greenhouse
                                    --------------------------------------------
                                 Name:    David Greenhouse
                                 Title:   Managing Director





                                 SPECIAL SITUATIONS CAYMAN
                                 FUND, L.P.


                                 By: /s/ David Greenhouse
                                    --------------------------------------------
                                 Name:    David Greenhouse
                                 Title:   Managing Director


                      [SIGNATURES CONTINUED ON NEXT PAGE]